Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - September 2005

Series	2003-2 *
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	16.73%
Less: Coupon	5.44%
Servicing Fee	1.06%
Net Credit Losses	5.76%
Excess Spread:
September-05	4.48%
August-05	6.60%
July-05	6.67%
Three month Average Excess Spread	5.91%
Delinquency:
30 to 59 days	1.87%
60 to 89 days	1.19%
90 + days	2.33%
Total	5.39%
Principal Payment Rate	10.39%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.